Exhibit 16

BRAVERMAN INTERNATIONAL, P.C.
Certified Public Accountants
1255 McDonald Drive
PRESCOTT, AZ 86303
CELL 602-881-3870
PHONE 928-771-1122, FAX 928-777-8378

hiluv007@aol.com
March 29, 2006

Jenifer Osterwalder
President
FUSA Capital Corporation
Seattle, WA

Dear Jenifer:

This letter is to confirm that we are in agreement with your disclosure on form 8K dated March 31, 2006 and that we resigned and rescinded our resignation as your auditor for FUSA Capital Corporation as set forth therein.

Sincerely,
/s/ Ivan Braverman
Ivan Braverman, President
Braverman International, P.C.